HSBC USA INC. Reverse Convertible Notes Linked to an Equally Weighted Basket of Equities
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007
August 8, 2008

Pricing Supplement
(To the Prospectus dated April 5, 2006,
the Prospectus Supplement dated October 12, 2007,
the Prospectus Addendum dated December 12, 2007, and
the Product Supplement dated October 23, 2007)

Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This pricing supplement relates to one note offering linked to the performance of an equally-weighted basket of six reference assets. The purchaser of a note will acquire a security linked to an equally-weighted basket of six reference assets as further described herein. Although the offering relates to the performance of an equally-weighted basket of six reference assets, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the reference assets or as to the suitability of an investment in the related notes. The following key terms relate to this notes offering:

• Aggregate Principal Amount: $1,811,000.00
• Principal Amount: $1,000.00 per note
• Offering Period End Date: August 6, 2008 at 4:00 pm, New York City time
• Initial Public Offering Price: $1,000.00 per note
• Initial Valuation Date: August 6, 2008
• Issue Date: August 11, 2008
• Final Valuation Date: February 6, 2009, subject to adjustment as described herein.
• Maturity Date: 3 business days after the final valuation date and is expected to be February 11, 2009.
• Interest Rate (Per Annum): 23.15%
• Interest Payment Dates: The 11th calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on September 11, 2008 and ending on, and including, the maturity date.

• Final Price: With respect to each reference asset, the market price on the final valuation date for that reference asset, subject to adjustments described herein.
• Reference Shares Amount: With respect to each reference asset, an amount in cash equal to the product of (i) the reference shares of such reference asset and (ii) the final price of such reference share.
• Term of Notes: 6 months
• CUSIP: 4042K0RZ0
• ISIN: US4042K0RZ02
• Listing: The notes will not be listed on any U.S. securities exchange or quotation system.
• Agent’s Discount or Commission / Total(1): 2.625% / $47,538.75
• Proceeds To Us / Total: 97.375% / $1,763,461.25

REFERENCE ASSETS/ REFERENCE ISSUERS (TICKER)	INITIAL PRICE(2)	BARRIER LEVEL	BARRIER PRICE(3)	WEIGHTING	CASH DELIVERY AMOUNTS (FOR EACH $1,000 OF NOTES)(4)	REFERENCE SHARES (FOR EACH $1,000 OF NOTES)(5)
CF INDUSTRIES HOLDINGS, INC. (CF)	$140.79	70.00%	$98.5530	16.667%	$166.67	7.1028
United States Steel Corporation (X)	$144.34	70.00%	$101.0380	16.667%	$166.67	6.9281
CONSOL ENERGY INC. (CNX)	$65.81	70.00%	$46.0670	16.667%	$166.67	15.1953
INTERCONTINENTALEXCHANGE, INC. (ICE)	$84.60	70.00%	$59.2200	16.667%	$166.67	11.8203
Research In Motion Limited (RIMM)	$127.30	70.00%	$89.1100	16.667%	$166.67	7.8555
TRANSOCEAN INC. (RIG)	$132.20	70.00%	$92.5400	16.667%	$166.67	7.5643
(1) Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission / Total,” above.
(2) The initial price, with respect to each reference asset, is equal to the market price (as described herein) on the initial valuation date.
(3) The barrier price, with respect to each reference asset, is equal to the product of the barrier level for that reference asset multiplied by the initial price of that reference asset.
(4) With respect to a reference asset, the cash delivery amount is a cash payment equal to the product of (i) the principal amount multiplied by (ii) the weighting of such reference asset.
(5) With respect to a reference asset, the reference shares of such reference asset will be expressed in physical shares of such reference asset and calculated by the calculation agent by dividing the principal amount of each note by the initial price of such reference asset, and multiplying that quotient by the weighting of such reference asset.

See “Risk Factors” in this pricing supplement beginning on page PR-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

CALCULATION OF REGISTRATION FEE
TITLE OF CLASS OF SECURITIES OFFERED	MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (6)
Reverse Convertible Notes Linked to an Equally Weighted Basket of Equities due February 11, 2009.	$1,811,000.00	$71.17
(6) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended

HSBC SECURITIES (USA) INC. August 8, 2008

GENERAL TERMS

This pricing supplement relates to one note offering linked to the performance of an equally-weighted basket of six reference assets identified on the cover page. The purchaser of a note will acquire a security linked to the performance of an equally weighted basket of six reference assets as further described herein. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the note offering relates only to the reference assets identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007, the prospectus addendum dated December 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page PR-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement, prospectus addendum and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement, prospectus addendum and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, prospectus addendum and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000114420407055751/v091073_424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420407053900/v090138_424b2.htm

•	the prospectus addendum at www.sec.gov/Archives/edgar/data/83246/000114420407067025/v096997_424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”;

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” ; and

•	“— Additional Risks Relating to Certain Notes With More Than One Instrument Comprising the Reference Asset”.

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested, if, with respect to any reference asset, both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of such reference asset on any day is below its respective barrier price and (b) the final price of such reference asset is lower than its initial price. If the above two conditions are true with respect to any reference asset, at maturity and for each $1,000 of notes, you will receive the reference shares amount for such reference asset.

For each $1,000 of notes and with respect to any reference asset, you will receive a cash delivery amount (as defined below) relating to such reference asset if, and only if, either of the following is true: (a) the final price of such reference asset is equal to or greater than the initial price of such reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of such reference asset never falls below its respective barrier price on any day.

If you receive the reference shares amount(s) (as defined below) with regard to one or more reference assets at maturity, the amount you will receive at maturity per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose up to the entire principal amount of each note you purchase.

In respect of each reference asset, you will receive either a cash delivery amount or a reference shares amount relating to such reference asset. Thus, because the notes are linked to the performance of six reference assets in an equally-weighted basket, the total payment at maturity may consist of cash delivery amounts, reference shares amounts or a combination of cash delivery amount(s) and reference shares amount(s).

We cannot predict the final price of any reference asset on the final valuation date.

You may lose some or all of your principal if you invest in the notes.

2.	You are exposed to the risks of each reference asset.

Your total payment at maturity depends on the performance of each of the six reference assets in an equally-weighted basket. You should therefore be prepared to be equally exposed to the risks related to each of the reference assets. Poor performance by any one of the reference assets over the term of notes may negatively affect the amount of your total payment at maturity and will not be offset or mitigated by positive performance by any of the other reference assets.

3.	You will not participate in any appreciation in the value of any reference asset.

You will not participate in any appreciation in the value of any reference asset. If the final price of any reference asset is greater than the initial price of such reference asset, the sum of any interest payments you receive during the term of the notes and the cash delivery amount you receive with respect to such reference asset at maturity will not reflect the positive performance of such reference asset or any appreciation in the values of the other reference assets. Under no circumstances, regardless of the extent to which the value of any reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in one or more of the reference assets.

4.	Risks relating to the reference assets.

The notes are subject to the risks of any investment in common stocks, including the risk that the prices of the stocks may decline. Any of the following factors may have a negative effect on the value of any reference asset and thus adversely affect the trading value of the notes. The following is a list of some of the significant risks associated with a reference asset:

•
Historical performance of any reference asset does not indicate future performance of such reference asset. It is impossible to predict whether the value of any reference asset will rise or fall during the term of the notes; and

•
The trading price of any reference asset will be influenced by political, economic, financial, market and other factors. It is impossible to predict what effect these factors will have on the value of any reference asset.

5.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page PR-4 of this pricing supplement and “Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement, prospectus addendum and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Payment at Maturity

Your total payment at maturity for each note you hold will depend on the performance of the reference assets between the initial valuation date and the final valuation date, inclusive.

For each $1,000 of notes and with respect to any reference asset, you will receive a reference shares amount relating to such reference asset if both of the following are true: (a) the final price of such reference asset is lower than the initial price of such reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of such reference asset on any day is below its respective barrier price.

For each $1,000 of notes and with respect to any reference asset, you will receive a cash delivery amount relating to such reference asset if, and only if, either of the following is true: (a) the final price of such reference asset is equal to or greater than the initial price of such reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of such reference asset never falls below its respective barrier price on any day.

In respect to a reference asset, you will receive either a cash delivery amount or a reference shares amount relating to such reference asset. Thus, because the notes are linked to the performance of six reference assets in an equally-weighted basket, your total payment at maturity may consist of cash delivery amounts, reference shares amounts or a combination of cash delivery amount(s) and reference shares amount(s).

For any reference asset, if the final valuation date is not a scheduled trading day, the final price of such reference asset will be determined on the following day that is a scheduled trading day.

As described in the product supplement, on any scheduled trading day on which the value of a reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of such reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of such reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If a reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for such reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for such reference asset obtained from as many dealers in such reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

In the event that the maturity date is postponed or extended as described under “Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

Cash Delivery Amount

With respect to a reference asset, the cash delivery amount is a cash payment equal to the product of (i) the principal amount multiplied by (ii) the weighting of such reference asset as described on the front cover.

Reference Shares Amount

With respect to a reference asset, the reference shares amount is a cash payment equal to the product of (i) the reference shares of such reference asset multiplied by (ii) the final price of such reference asset. The reference shares amount with respect to any reference asset, the initial price of any reference asset and other amounts may change due to corporate actions.

Reference Shares

With respect to a reference asset, reference shares will be expressed in shares of such reference asset and calculated by the calculation agent by dividing the principal amount of each note by the initial price of such reference asset, and multiplying that quotient by the weighting of such reference asset.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

Market Disruption Event

To the extent a market disruption event exists on a day on which the final price of a reference asset is to be determined, the market price of such reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to such reference asset; provided that if a market disruption event exists with respect to the final valuation date for such reference asset on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price of such reference asset on such date. For the avoidance of doubt, if no market disruption event exists with respect to a reference asset on the final valuation date, the determination of the final price of such reference asset will be made on the originally scheduled final valuation date, irrespective of the existence of a market disruption event with respect to one or more of the other reference assets.

The term “market disruption event” is described and defined in the product supplement.

The calculation agent will notify the noteholders of the existence of a market disruption event with respect to a reference asset on any day that but for the occurrence or existence of a market disruption event would have been the final valuation date.

Merger Event and Tender Offer

If a merger event or tender offer occurs with respect to any reference asset and any distributions of property (other than the publicly quoted new shares that are traded or listed on the New York Stock Exchange, the American Stock Exchange, NASDAQ or their successors in interest) are made on the shares of such reference asset, in whole or in part, then the calculation agent shall accelerate the maturity date to the day which is five business days after the approval date. On the accelerated maturity date, we shall pay to each holder of a note the total payment at maturity, which may consist of cash delivery amounts, reference shares amounts or a combination of cash delivery amount(s) and reference shares amount(s), provided that the final price of that reference asset subject to a merger event or tender offer will be deemed to be the value of all consideration received (or that would be received) in respect of that event, and the final valuation date will be deemed to be the approval date and the relevant period with respect to any interest payment shall be deemed to end on and include the approval date. The calculation agent shall adjust the payment at maturity for the value of the imbedded options that would preserve for a holder of notes the economic equivalent of any remaining payment obligations with respect to the notes hereunder. In addition, on the accelerated maturity date, the final prices for the other reference assets shall be the market prices of such reference assets on the accelerated final valuation date referred to above.

Share Delisting, Nationalization, Insolvency

If a nationalization, insolvency or share delisting occurs with respect to any reference asset, the calculation agent shall accelerate the maturity date to the day which is five business days after the announcement date. On the accelerated maturity date, the issuer shall pay to each noteholder the total payment at maturity, which may consist of cash delivery amounts, reference shares amounts or a combination of cash delivery amount(s) and reference shares amount(s), provided that the final price of each reference asset will be deemed to be the market price of such reference asset on the scheduled trading day immediately prior to the announcement date. In addition, the calculation agent shall adjust the payment at maturity for the value of the imbedded options that would preserve for a holder of notes the economic equivalent of any remaining payment obligations with respect to the notes hereunder.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as one or more put options written by you (the “Put Option”) that permits us to “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the reference shares amount and the Deposit multiplied by the weighting of such reference asset), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligations under the Put Option. We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 23.15 per cent (per annum) interest rate on the notes among interest on the Deposit and Put Premium, 2.85% per cent constitutes interest on the Deposit and 20.30% per cent constitutes Put Premium.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

INFORMATION REGARDING REFERENCE ISSUERS AND REFERENCE ASSETS

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of each reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of the respective reference asset for each quarter in the period from January 1, 2005 through June 30, 2008 and for the period from July 1, 2008 through August 6, 2008. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of each reference asset should not be taken as an indication of future performance of such reference asset.

ILLUSTRATIVE EXAMPLES

The examples are provided for illustrative purposes only and are hypothetical; they do not purport to be representative of every possible scenario concerning increases or decreases in the final prices of reference assets relative to their respective initial prices. We cannot predict the final price of any reference asset on the final observation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical initial prices, barrier prices and final prices of the reference assets used in the illustrations below are not the actual initial prices, barrier prices and final prices of the reference assets. In addition, the examples assume that the reference assets have no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference assets. The hypothetical total value of cash delivery amounts is rounded to the nearest dollar. The hypothetical total payment at maturity in both example 1 and example 2 below does not include interest payment(s).

The following examples indicate how the total payment at maturity would be calculated with respect to a hypothetical $1,000 investment in a note and illustrate that the total payment at maturity may consist of cash delivery amounts, reference shares amounts or a combination of cash delivery amount(s) and reference shares amount(s). These examples assume that the note is held to maturity. The total payment at maturity received by investors will depend on several factors, including, but not limited to, with respect to a reference asset (i) whether the market price of such reference asset is below its respective barrier price on any day between the initial valuation date and the final valuation date, inclusive, and (ii) the final price of such reference asset. The following is a general description of how the hypothetical total payment at maturity was determined:

•
With respect to a reference asset if (a) the final price of such reference asset is equal to or greater than the initial price of such reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of such reference asset never falls below its respective barrier price on any day, you will receive a cash delivery amount relating to such reference asset; or

•
With respect to a reference asset if (a) the final price of a reference asset is lower than the initial price of such reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of such reference asset on any day is below its respective barrier price, you will receive a reference shares amount relating to such reference asset.

Example 1 : Four reference assets experience increases and the other reference assets experience a decrease in their respective final prices relative to their respective initial prices, but the market price of each reference asset was never below its respective barrier price on any day between the initial valuation date and final valuation date, inclusive. Therefore, an investor in notes would receive the cash delivery amount with respect to each reference asset.

REFERENCE ASSET	INITIAL PRICE	BARRIER PRICE EVER REACHED	FINAL PRICE	WEIGHTING	CASH DELIVERY AMOUNT	REFERENCE SHARES AMOUNT
CF INDUSTRIES HOLDINGS, INC. (CF)	$140.79	No	$112.00	16.667%	$166.67	N/A
United States Steel Corporation (X)	$144.34	No	$150.00	16.667%	$166.67	N/A
CONSOL ENERGY INC. (CNX)	$65.81	No	$70.00	16.667%	$166.67	N/A
INTERCONTINENTALEXCHANGE, INC. (ICE)	$84.60	No	$100.00	16.667%	$166.67	N/A
Research In Motion Limited (RIMM)	$127.30	No	$149.00	16.667%	$166.67	N/A
TRANSOCEAN INC. (RIG)	$132.20	No	$120.00	16.667%	$166.67	N/A
Total Value of Cash Delivery Amounts and Total Value of Reference Shares Amounts					$1000.00	N/A
Dollar Value of Total Payment at Maturity					$1,000.00

Example 2: Three reference assets experience increases and three reference assets experience decreases in their respective final prices relative to their respective initial prices, but the market prices of some reference assets fell below their respective barrier prices on any day between the initial valuation date and final valuation date, inclusive. Therefore, an investor in notes would receive a combination of cash delivery amounts with respect to three reference assets and reference shares amounts with respect to three reference asset.

REFERENCE ASSET	INITIAL PRICE	BARRIER PRICE EVER REACHED	FINAL PRICE	WEIGHTING	CASH DELIVERY AMOUNT	REFERENCE SHARES AMOUNT
CF INDUSTRIES HOLDINGS, INC. (CF)	$140.79	Yes	$84.00	16.667%	N/A	$99.44
United States Steel Corporation (X)	$144.34	No	$130.00	16.667%	$166.67	N/A
CONSOL ENERGY INC. (CNX)	$65.81	Yes	$32.50	16.667%	N/A	$82.31
INTERCONTINENTALEXCHANGE, INC. (ICE)	$84.60	No	$100.00	16.667%	$166.67	N/A
Research In Motion Limited (RIMM)	$127.30	No	$130.00	16.667%	$166.67	N/A
TRANSOCEAN INC. (RIG)	$132.20	Yes	$145.00	16.667%	N/A	$182.81
Total Value of Cash Delivery Amounts and Total Value of Reference Shares Amount					$500.01	$364.56
Dollar Value of Total Payment at Maturity					$864.57

CF INDUSTRIES HOLDINGS, INC. (CF)

Description of CF INDUSTRIES HOLDINGS, INC.

According to publicly available information, CF INDUSTRIES HOLDINGS, INC. (“CF Industries”) engages in the manufacture and distribution of nitrogen and phosphate fertilizer products in North America. CF Industries operates through two segments, Nitrogen Fertilizer and Phosphate Fertilizer. The Nitrogen Fertilizer segment offers ammonia, urea, and urea ammonium nitrate solutions. The Phosphate Fertilizer segment provides diammonium phosphate and monoammonium phosphate used in agricultural fertilizer applications. The common stock of CF Industries commenced trading in the third quarter of 2005 on the relevant exchange; therefore, the historical prices for common stock of CF Industries commenced in and started from the third quarter of 2005.

CF Industries’ SEC file number is 001-32597.

Historical Performance of CF Industries

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	18.00	14.48	14.81
December 30, 2005	15.98	11.19	15.25
March 31, 2006	19.19	15.10	16.99
June 30, 2006	18.75	13.22	14.26
September 29, 2006	17.32	12.91	17.07
December 29, 2006	26.60	17.20	25.64
March 30, 2007	43.72	25.70	38.55
June 29, 2007	61.96	37.97	59.89
September 28, 2007	77.09	44.44	75.91
December 31, 2007	118.88	68.35	110.06
March 31, 2008	131.70	78.73	103.62
June 30, 2008	172.96	97.50	152.80
July 1, 2008 through August 6, 2008	168.08	132.68	140.79

UNITED STATES STEEL CORPORATION (X)

Description of United States Steel Corporation

According to publicly available information, United States Steel Corporation (“U.S. Steel”) produces steel products. U.S. Steel operates through three segments: Flat-rolled Products, U. S. Steel Europe, and Tubular Products. The Flat-rolled Products segment produces slabs, sheets, tin mill products, strip mill plates, rounds, and coke. The U.S. Steel Europe segment manufactures and sells sheet, strip mill plate, tin mill, and tubular products, as well as heating radiators and refractories. The Tubular products segment produces and sells seamless and welded tubular products for the oil, gas, and petrochemical markets. United States Steel Corporation also involves in the production and sale of iron ore pellets, as well as the provision of transportation services.

U.S. Steel’s SEC file number is 1-16811

Historical Performance of U.S. Steel

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	63.90	45.20	50.85
June 30, 2005	52.12	34.05	34.37
September 30, 2005	45.95	34.09	42.35
December 30, 2005	51.45	33.59	48.07
March 31, 2006	64.47	48.05	60.68
June 30, 2006	77.52	56.15	70.12
September 29, 2006	70.66	53.63	57.68
December 29, 2006	79.01	54.18	73.14
March 30, 2007	101.60	68.83	99.17
June 29, 2007	127.26	99.07	108.75
September 28, 2007	116.37	74.47	105.94
December 31, 2007	121.11	85.05	120.91
March 31, 2008	128.30	91.11	126.87
June 30, 2008	196.00	122.00	184.78
July 1, 2008 through August 6, 2008	180.57	133.72	144.34

CONSOL ENERGY INC. (CNX)

Description of CONSOL ENERGY INC.

According to publicly available information, CONSOL Energy, Inc. (“Consol Energy”) engages in the production of multi-fuel energy and provision of energy services primarily to electric power generation industry in the United States. Consol Energy involves in the mining, preparation, marketing, and sale of steam coal, primarily to power generators, as well as metallurgical coal to metal and coke producers. Consol Energy also produces pipeline-quality coalbed methane gas from its coal properties in the Northern and the Central Appalachian basin, and other western basins, as well as oil and gas from properties in the Appalachian and Illinois Basins.

Consol Energy’s SEC file number is 001-14901.

Historical Performance of Consol Energy

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	24.63	18.58	23.51
June 30, 2005	27.50	20.78	26.79
September 30, 2005	38.73	26.90	38.14
December 30, 2005	39.87	26.81	32.59
March 31, 2006	37.67	30.00	37.08
June 30, 2006	49.09	35.12	46.72
September 29, 2006	48.90	28.10	31.73
December 29, 2006	38.71	28.69	32.13
March 30, 2007	39.65	29.15	39.13
June 29, 2007	49.85	38.89	46.11
September 28, 2007	50.21	34.37	46.60
December 31, 2007	74.18	45.04	71.52
March 31, 2008	84.18	53.66	69.19
June 30, 2008	119.10	67.33	112.37
July 1, 2008 through August 6, 2008	112.21	59.41	65.81

INTERCONTINENTALEXCHANGE, INC. (ICE)

Description of INTERCONTINENTALEXCHANGE, INC.

According to publicly available information, INTERCONTINENTALEXCHANGE, INC. (“ICE”) through its subsidiaries, owns and operates an Internet-based global electronic marketplace for trading in futures and over-the-counter (OTC) commodities, and derivative financial products in the United States and internationally. ICE operates in three segments: Futures, OTC, and Market Data. The Futures segment offers trading in standardized derivative contracts on its regulated exchanges. The OTC segment provides trading in over-the-counter or off-exchange, energy-related products, and derivative contracts, including contracts that provide for the physical delivery of an underlying commodity or for financial settlement based on the price of an underlying commodity. The Market Data segment offers various market data services and products for futures and OTC market participants and observers, including publication of daily indices, access to historical pricing data, view only access to the platform, end of day settlements, and pricing data sets, as well as a service that involves the validation of participants' own mark valuations. The common stock of ICE commenced trading in the fourth quarter of 2005 on the relevant exchange; therefore, the historical prices for common stock of ICE commenced in and started from the forth quarter of 2005.

ICE’s SEC file number is 001-32671.

Historical Performance of ICE

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	43.90	31.27	36.35
March 31, 2006	73.57	36.00	69.05
June 30, 2006	82.35	45.27	57.94
September 29, 2006	77.90	51.77	75.07
December 29, 2006	113.85	72.15	107.90
March 30, 2007	167.00	109.00	122.21
June 29, 2007	162.47	120.56	147.85
September 28, 2007	174.11	117.25	151.90
December 31, 2007	194.92	151.76	192.50
March 31, 2008	193.58	110.33	130.50
June 30, 2008	167.28	113.99	114.00
July 1, 2008 through August 6, 2008	116.38	80.20	84.60

RESEARCH IN MOTION LIMITED (RIMM)

Description of Research In Motion Limited

According to publicly available information, Research In Motion Limited (“RIMM”) engages in the design, manufacture, and marketing of wireless solutions for the mobile communications market worldwide. RIMM provides platforms and solutions for access to time-sensitive information, including email, phone, short messaging service, Internet, and intranet-based applications. RIMM's technology enables an array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. RIMM’s portfolio of products includes the BlackBerry wireless platform, the RIM Wireless Handhelds product line, software development tools, and other hardware and software solutions.

RIMM’s SEC file number is 0-29898.

Historical Performance of RIMM

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	27.88	20.09	25.47
June 30, 2005	28.18	20.63	24.58
September 30, 2005	27.50	22.38	22.80
December 30, 2005	23.14	17.00	22.00
March 31, 2006	30.18	20.97	28.29
June 30, 2006	29.37	20.34	23.26
September 29, 2006	34.83	20.71	34.22
December 29, 2006	47.55	32.92	42.59
March 30, 2007	49.02	39.92	45.50
June 29, 2007	66.86	42.93	66.66
September 28, 2007	100.98	61.55	98.55
December 31, 2007	137.00	95.02	113.40
March 31, 2008	118.35	80.20	112.23
June 30, 2008	148.11	113.01	116.90
July 1, 2008 through August 6, 2008	126.57	101.86	127.30

TRANSOCEAN INC. (RIG)

Description of TRANSOCEAN INC.

According to publicly available information, TRANSOCEAN INC. (“Transocean”), together with its subsidiaries, provides offshore contract drilling services for oil and gas wells. Transocean offers deepwater and harsh environment drilling services; oil and gas drilling management services; and drilling engineering and project management services, as well as involves in oil and gas exploration and production activities in the United States offshore Louisiana and Texas, and in the U.K. sector of the North Sea.

Transocean’s SEC file number is 333-75899.

Historical Performance of Transocean

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	55.24	42.36	54.78
June 30, 2005	61.91	45.99	57.45
September 30, 2005	67.18	56.97	65.26
December 30, 2005	75.51	55.75	74.19
March 31, 2006	89.72	74.57	85.48
June 30, 2006	95.98	75.33	85.50
September 29, 2006	86.90	68.68	77.95
December 29, 2006	89.65	69.81	86.11
March 30, 2007	88.57	77.14	86.97
June 29, 2007	116.24	85.79	112.82
September 28, 2007	128.68	98.58	120.34
December 31, 2007	149.62	114.30	143.15
March 31, 2008	147.25	111.68	135.20
June 30, 2008	163.00	132.46	152.39
July 1, 2008 through August 6, 2008	154.50	129.56	132.20